DESCRIPTION OF AMENDMENTS TO

                                SENIOR MANAGEMENT
                          INCENTIVE AWARD DEFERRAL PLAN

                           (EFFECTIVE AUGUST 1, 1995)




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Plan amendments provide same nine investment options for cash deferrals as in
Executive Retirement Account, in lieu of credited interest based upon average 10-year U.S. Treasury Note rate.